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Exhibit 10.1

GT ADVANCED TECHNOLOGIES INC.
2011 EQUITY INCENTIVE PLAN

1.     DEFINED TERMS

        Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.     PURPOSE

        The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.     ADMINISTRATION

        The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.     LIMITS ON AWARDS UNDER THE PLAN

        (a)    Number of Shares.    At the Effective Date, the maximum number of shares of Stock that may be delivered in satisfaction of the Awards shall be:

          (1)   12,500,000 (which amount includes shares available for grant under the GT Solar International, Inc. 2008 Equity Incentive Plan that were transferred to the Plan); plus

          (2)   any shares of Stock that become available for grant under the Company's Existing Plans after the Effective Date as a result of termination of awards under the Existing Plans; provided, that such shares will not be available for issuance of ISOs.

        (b)    ISO Shares; Adjustments to Maximum Available Shares.    The maximum number of shares of Stock deliverable upon the exercise of ISOs is 12,500,000. Shares of Stock that are subject to Awards that have been terminated, cancelled or forfeited upon termination of Employment under Section 6(a)(4) without becoming exercisable shall be available again for future grant under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award, if applicable, or in satisfaction of tax withholding requirements with respect to the Award, and, for the avoidance of doubt, without including any shares of Stock underlying Awards settled in cash or which otherwise expire or become unexercisable without having been exercised or are forfeited to or repurchased by the Company due to failure to vest. The limits set forth in this Section 4(b) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares available for delivery upon the exercise of Awards under the Plan.

        (c)    Type of Shares.    Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

        (d)    Section 162(m) Limits.    The maximum number of shares of Stock for which Stock Options may be granted to any person in a calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 3,000,000. The maximum number of shares subject to Performance Awards granted to any person in any calendar year will be 3,000,000 shares. The maximum amount payable to any person in any year under Cash Awards will be $10,000,000. The foregoing provision will be construed in a manner consistent with Section 162(m).

5.     ELIGIBILITY AND PARTICIPATION

        The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company and its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided, that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Eligibility for ISOs is limited to employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code. Eligibility for Awards other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

6.     RULES APPLICABLE TO AWARDS

        (a)    All Awards

          (1)    Award Provisions.    The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

          (2)    Term of Plan.    No Awards may be made after the date that is one day before the 10th anniversary of the Effective Date, but previously granted Awards may continue beyond that date in accordance with their terms.

          (3)    Transferability.    Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards that are not ISOs may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime ISOs (and, except as the Administrator otherwise expressly provides in accordance with the second sentence of this Section 6(a)(3), other Awards requiring exercise that are not ISOs) may be exercised only by the Participant. The Administrator may permit Awards that are not ISOs, but not Awards that are ISOs, to be transferred by gift, subject to such limitations as the Administrator may impose.

          (4)    Vesting, etc.    The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply:

          (A)  Immediately upon the cessation of the Participant's Employment, each Award requiring exercise that is then held by the Participant or by the Participant's permitted transferees, if any, will cease to be exercisable and will terminate, except to the extent otherwise provided in (B),

  (C) or (D) below, all other Awards that are then held by the Participant or by the Participant's permitted transferees, if any, to the extent not already vested will be forfeited.

          (B)  Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of 90 days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

          (C)  All Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the Participant's death or total and permanent disability (as determined by the Administrator in its sole discretion), to the extent then exercisable, will remain exercisable for the lesser of (i) a period of 180 days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

          (D)  All Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment is for Cause.

          (E)  Each Restricted Stock and Restricted Stock Unit (other than those Restricted Stock and Restricted Stock Unit which may only be settled in cash) granted under the Plan shall vest in accordance with a schedule that does not permit such Award to vest in full prior to the third anniversary of the date of grant of the Award, provided that, not withstanding the foregoing, the Administrator may, in its discretion to (i) accelerate the vesting of an Award in the event of the Participant's death or total and permanent disability (as determined by the Administrator in its sole discretion), (ii) accelerate the vesting of an Award in the event of the Participant's retirement, (iii) accelerate the vesting of an Award in the event of a Covered Transaction (in accordance with Section 7 below), (iv) accelerate the vesting of Awards in an amount equal to 10% of the number of Shares available for issuance under the Plan, or (v) establish a shorter performance-based vesting schedule in accordance with the provisions applicable to Performance Awards (but not less than one year).

          (5)    Competitive Activity.    Except as otherwise provided by the Administrator, all unexercised Stock Options and SARs will terminate immediately upon in the event the Administrator determines that the Participant is (i) not in compliance with any non-competition or non-solicitation or non-disclosure agreement with the Company, or (ii) if no such agreement exists, engages in Competitive Activity, within twelve (12) months following the Participant's cessation of Employment.

          (6)    Taxes.    The delivery, vesting or retention of Stock under an Award is conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will make such provision for the withholding and payment of taxes as it deems necessary. Such taxes shall be remitted to the Company by cash or check acceptable to the Administrator or by other means acceptable to the Administrator. In particular, but not in limitation of the foregoing, the Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

          (7)    Dividend Equivalents, Etc.    The Administrator may in its sole discretion provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award requiring exercise whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided that no such payments will be made with respect to Awards requiring exercise that are not exerciseable. Any payment of dividend equivalents or similar payments shall be established and administered consistent either with exemption from, or in compliance with, the requirements of Section 409A. A Participant holding an unvested Award of Restricted Stock or an unvested Performance Award shall not be entitled to receive dividends or other distributions paid with respect to such Restricted Stock or Performance Award and no such dividends or other distributions shall be paid to any Participant with respect to such unvested Restricted Stock or Performance Award, as applicable; provided that the Administrator may in its discretion provide that a Participant holding an unvested Award of Restricted Stock or an unvested Performance Award shall be entitled to receive dividends or other distributions paid with respect to such Restricted Stock or Performance Award at such time that the vesting conditions on such Award are thereafter satisfied (and shall be subject to cancellation or forfeiture to the same extent as the underlying Award in the event the conditions of vesting are not thereafter satisfied). Any amounts payable in respect of vested Restricted Stock or Restricted Stock Units may be subject to such limits or restrictions as the Administrator may impose.

          (8)    Rights Limited.    Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

          (9)    Section 162(m).    This Section 6(a)(9) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(9) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(9) applies may be granted after the first meeting of the stockholders of the Company held in 2016 until the listed performance measures set forth in the definition of "Performance Criteria" (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

          (10)    Coordination with Other Plans.    Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered shall be treated as awarded under the Plan (and shall reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan shall be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

          (11)    Section 409A.    Each Award shall contain such terms as the Administrator determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of Section 409A to the extent applicable, or (ii) satisfies such requirements.

          (12)    Certain Requirements of Corporate Law.    Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

        (b)    Awards Requiring Exercise.

          (1)    Time And Manner Of Exercise.    Unless the Administrator expressly provides otherwise, an Award requiring exercise will not be deemed to have been exercised until the Administrator (or the Administrator's designee) receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

          (2)    Exercise Price.    The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, or such other amount as the Administrator may determine in connection with the grant. No such Award, once granted, (i) may be repriced, (ii) exchanged for another Award with a different exercise price or (iii) exchanged for cash, in each case other than in accordance with the terms of Section 7 below or with stockholder approval. Fair Market Value shall be determined by the Administrator consistent with the applicable requirements of Section 422 and Section 409A.

          (3)    Payment Of Exercise Price.    Where the exercise of an Award is to be accompanied by payment, payment of the exercise price shall be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of unrestricted shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a Fair Market Value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) through the withholding of shares of Stock otherwise to be delivered upon exercise of the Award whose Fair Market Value is equal to the aggregate exercise price of the Award being exercised, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. No Award requiring exercise or portion thereof may be exercised unless, at the time of exercise, the Fair Market Value of the shares of Stock subject to such Award or portion thereof exceeds the exercise price for the Award or such portion. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

          (4)    Maximum Term.    Awards requiring exercise will have a maximum term not to exceed ten (10) years from the date of grant (five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422) from the date of grant.

7.     EFFECT OF CERTAIN TRANSACTIONS

        (a)    Mergers, etc.    Except as otherwise provided in an Award, the Administrator shall, in its sole discretion, determine the effect of a Covered Transaction on Awards, which determination may include, but is not limited to, taking the following actions:

          (1)    Assumption or Substitution.    If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption or continuation of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

          (2)    Cash-Out of Awards.    If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), then subject to Section 7(a)(5) below the Administrator may provide for payment (a "cash-out"), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, that the Administrator shall not exercise its discretion under this Section 7(a)(2) with respect to an Award or portion thereof providing for "nonqualified deferred compensation" subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A.

          (3)    Acceleration of Certain Awards.    If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, then subject to Section 7(a)(5) below the Administrator may provide that each Award will, prior to the consummation of the Covered Transaction, become fully exercisable and the delivery of any shares of Stock remaining deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction; provided, that to the extent acceleration pursuant to this Section 7(a)(3) of an Award subject to Section 409A would cause the Award to fail to satisfy the requirements of Section 409A, the Award shall not be accelerated and the Administrator in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 7, replicate the prior terms of the Award.

          (4)    Termination of Awards Upon Consummation of Covered Transaction.    Each Award will terminate upon consummation of the Covered Transaction, other than the following: (i) Awards assumed pursuant to Section 7(a)(1) above; (ii) Awards converted pursuant to the proviso in Section 7(a)(3) above into an ongoing right to receive payment other than Stock, and (iii) outstanding shares of Restricted Stock (which will be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below).

          (5)    Additional Limitations.    Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or the acceleration of exercisability of an Award under Section 7(a)(3) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

        (b)    Changes in and Distributions With Respect to Stock

          (1)    Basic Adjustment Provisions.    In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to maximum share limits described in Section 4(b) and Section 4(d), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

          (2)    Certain Other Adjustments.    The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A and for the performance-based compensation rules of Section 162(m), where applicable.

          (3)    Continuing Application of Plan Terms.    References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.     LEGAL CONDITIONS ON DELIVERY OF STOCK

        The Company will use commercially reasonable efforts to satisfy applicable legal requirements for the issuance of shares of Stock pursuant to the exercise of any Award. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.     AMENDMENT AND TERMINATION

        The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the

Administrator may not, without the Participant's consent, alter the terms of a Award so as to affect materially and adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan shall be conditioned upon stockholder approval to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.   OTHER COMPENSATION ARRANGEMENTS

        The existence of the Plan or the grant of any Award will not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.   MISCELLANEOUS

        (a)    Waiver of Jury Trial.    By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

        (b)    Limitation of Liability.    Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

        (c)    Rule 16b-3.    During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of any Awards granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Administrator does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by law and deemed advisable by the Administrator, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Administrator may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

12.   ESTABLISHMENT OF SUB-PLANS

        The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator's discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

13.   GOVERNING LAW

        Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 12, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

EXHIBIT A

Definition of Terms

        The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

        "Administrator":    The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term "Administrator" shall include the person or persons so delegated to the extent of such delegation.

        "Affiliate":    Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code, except that in determining eligibility for the grant of an Award by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting "at least 50%" for "at least 80%" under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, "at least 20%" shall be used in lieu of "at least 50%"; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply but any such change shall not be effective for twelve (12) months.

        "Award":    Any or a combination of the following:

          (i)  Stock Options.

         (ii)  SARs.

        (iii)  Restricted Stock

        (iv)  Unrestricted Stock.

         (v)  Stock Units, including Restricted Stock Units.

        (vi)  Performance Awards.

  (vii)
  Cash Awards.

  (viii)
  Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

        "Board":    The Board of Directors of the Company.

        "Cash Award":    An Award denominated in cash.

        "Cause":    In the case of any Participant, unless a defined term "cause" is set forth in a Participant's Award or employment agreement in which case such definition shall govern, a termination by the Company or an affiliate of the Participant's Employment or a termination by the Participant of the Participant's Employment, in either case following the occurrence of any of the following events: (i) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its

Affiliates or any of their customers or suppliers, (ii) repeatedly reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs in the workplace or other repeated conduct causing the Company or any of its Affiliates substantial public disgrace or disrepute or substantial economic harm, (iii) substantial and repeated failure to perform duties as reasonably directed by the Participant's supervisor, (iv) any act or omission aiding or abetting a supplier or customer of the Company or any of its Affiliates to the material disadvantage or detriment of the Company and its Affiliates, (v) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Affiliates or (vi) any other material breach of the Participant's employment agreement, if any, which is not cured to the Company's reasonable satisfaction within fifteen (15) days after written notice to the Participant.

        "Code":    The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Company":    GT Advanced Technologies Inc.

        "Compensation Committee":    The compensation committee of the Board or the Board if the compensation committee ceases to exist and the Board does not appoint a successor committee.

        "Competitive Activity":    engaging, directly or indirectly, alone or as principal, agent, employee, employer, consultant, investor, partner or manager, or providing advisory or other services to, or owning any stock or any other ownership interest in, or making any financial investment in any business (or entity) that engages in any business in which the Company and its subsidiaries are engaged, or that provides any material products and/or services that the Company or its subsidiaries were actively developing or designing (provided that where such Competitive Activity occurs following termination of Employment, the Competitive Activity shall be determined at the date of termination); provided, that the foregoing shall not restrict the Participant from owning less than two percent (2%) of the outstanding securities of any class of securities listed on a national exchange or inter-dealer quotation system.

        "Covered Transaction":    Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of a majority of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, in each case by other than an Affiliate (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

        "Effective Date":    August 24, 2011.

        "Employee":    Any person who has an Employment relationship with the Company or an Affiliate.

        "Employment":    A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliates. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of "nonqualified deferred compensation" (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms shall be construed to require a "separation from service" (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single "service recipient" with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a "separation from service" has occurred. Any such written election shall be deemed a part of the Plan.

        "Exchange Act":    The Securities Exchange Act of 1934, as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Existing Plans":    The GT Solar International, Inc. 2008 Equity Incentive Plan and the Second Amended and Restated GT Solar International, Inc. 2006 Stock Option Plan;

        "Fair Market Value":    Except as otherwise specified in a particular Award, (a) while the Stock is readily traded on an established national or regional securities exchange, the closing transaction price of such Stock as reported by the principal exchange on which such Stock is traded on the date as of which such value is being determined or, if there were no reported transactions for such date, the opening transaction price as reported by exchange for the first trading date following the date by which such value is being determined on the next preceding date for which a transaction was reported, (b) if the Stock is not readily traded on an established national or regional securities exchange, the average of the bid and ask prices for such Stock on the date as of which such value is being determined, where quoted for such Stock, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Administrator determines in its sole discretion that the Stock is too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Administrator, in its sole discretion, on a good faith basis.

        "ISO":    A Stock Option intended to be an "incentive stock option" within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

        "Participant":    A person who is granted an Award under the Plan.

        "Performance Award":    An Award subject to Performance Criteria. The Compensation Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

        "Performance Criteria":    Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues or revenue growth; assets; expenses; earnings, operating income (or a metric based thereon), including without limitation income or profits before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; financial returns (including, without limitation, return on equity, investment, capital or assets); returns relative to peers; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; cost reduction targets; stock price; stockholder return; sales of particular products or services; bookings; customer acquisition, retention, satisfaction or growth; employee satisfaction;

acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or such other criteria as the Administrator may determine. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Administrator may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

        "Plan":    The GT Advanced Technologies Inc. 2011 Equity Incentive Plan as from time to time amended and in effect.

        "Restricted Stock":    Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

        "Restricted Stock Unit":    A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

        "SAR":    A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

        "Section 162(m)":    Section 162(m) of the Code.

        "Section 409A":    Section 409A of the Code.

        "Section 422":    Section 422 of the Code.

        "Stock":    Common stock of the Company, par value $0.01 per share.

        "Stock Option":    An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

        "Stock Unit":    An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

        "Unrestricted Stock":    Stock not subject to any restrictions under the terms of the Award.

QuickLinks

  Exhibit 10.1
GT ADVANCED TECHNOLOGIES INC. 2011 EQUITY INCENTIVE PLAN
EXHIBIT A
Definition of Terms